As Filed With the Securities and Exchange Commission on May 23, 2013

                 UNITED STATESSECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

                                                   FORM S-1/A

                                                      Amendment No. 2

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KORE RESOURCES, INC.
( Exact Name of Registrant as Specified in its Charter)

Nevada	1000	Applied for
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

                                    176-22 Sagun-Dong, Seongd Seoul Korea 133-187

                                     +82-104042-7863

(Address and telephone number of principal executive offices and principal place of business)

           Agent for Service:                                                                          With a Copy To:
Nevada Agency and Transfer Company.                                      Jill Arlene Robbins

50 West Liberty Street, Suite 880 525-93rd Street

           Reno,  Nevada, 89251Surfside Florida, 33154

         (775) 322-0626 Telephone: (305) 531-1174

Facsimile: (305) 531-1274

Approximate Date of Proposed Sale to the Public:
As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box	[X]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box	[ ]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box	[ ]
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box	[ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box	[ ]
Large Accelerated Filer ☐ Accelerated Filer ☐ Non-Accelerated Filer ☐ Smaller reporting Company X (Do not check if a smaller reporting company)

                                              CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be registered	Dollar Amount To Be Registered	Proposed Maximum Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee [1]
Common Stock	5,000,000	$100,000	$0.02	$100,000	$13.64

[1] Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based on a bona fide estimate of the maximum offering price. The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine. The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

KORE RESOURCES, INC.

5,000,000 Shares
Common Stock

We are an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act.

The selling shareholders named in this prospectus are offering all of their shares of common stock through this prospectus. We will not receive any proceeds from this offering.

We are a startup exploration stage company.

Our common stock is not presently traded on any market or securities exchange. The selling shareholders may sell their shares at $0.02 per share until their shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

This investment involves a high degree of risk see "Risk Factors" on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

Prospectus Summary 4

Risk Factors 7

Use of Proceeds14

Determination of Offering Price 14

Dilution 14

Selling Shareholders 15

Plan of Distribution 17

Legal Proceedings 20

Directors, Executive Officers, Promoters and Control Persons 22

Security Ownership of Certain Beneficial Owners and Management 23

Description of Securities 23

Interest of Named Experts and Counsel 25

Disclosure of Commission Position of Indemnification for Securities Act Liabilities 25

Organization within Last Five Years 26

Description of Business 26

Management's Discussion and Analysis 33

Description of Property 36

Certain Relationships and Related Transactions 34

Market for Common Equity and Related Stockholder Matters 38

Executive Compensation 39

Financial Statements F-2 – F-12

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure 41

Prospectus Summary

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

We were incorporated on January 6, 2012and are a startup exploration stage company without mining operations and we are in the business of mineral exploration. We have no revenues, have achieved losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. We have not  implemented our business plan to date. In order complete Phase 1, with an estimated cost of $7,784 and Phase II, with an estimated cost of $15,225 of our anticipated exploration program.We will need to raise additional funds, with Phase 1 expected to commence between April 1, 2013 and July 31, 2012. To date we have not commenced our exploration program. Our first years exploration obligation is $7,784 on the CPG  Prospect. We are having to raise additional funds of approximately $200,000 commencing immediately, to allow us sufficient time to raise the additional capital and to meet our operations, exploration and  contractual obligations through December 31, 2015.    There is no assurance that a commercially viable copper and secondary gold,molybdenum and or silver mineral deposit exists on our mining claims. Further exploration will be required before a final evaluation as to the economic and legal feasibility of our mining claims can be determined. Even if we complete our current exploration program and it is successful in identifying a copper,gold and or silver deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

On December 24, 2012, we entered into a Lease with Option to Purchase Agreement to acquire the CPG  Prospect comprising of one claim block of 13 claims or 260 acres, with an additional 31 claims available for the price of $7,000 respectively.The claimscanbe accessed via Hawthorne, Nevada about 29 miles via a county gravel and then turning west on an unimproved dirt road for about 4 miles.  The property can also be reached from Fallon, Nevada by traveling east on U.S. Highway 50 for about 35 miles, then south on State Route 839 about 19 miles to the end of the pavement and then south along the gravel county road 11 miles to the turn to the dirt access road.  The gravel road is in good repair and previously served as an alternate route to Kennecott’s’ Denton-Rawhide Mine.  Rail service is available at Hawthorne and Fallon.  The nearest commercial airport is at Reno, approximately 110 road miles from the property.The CPG Prospect agreement was entered into for the initial sum of $17,000, comprised of a $10,000 down payment and $7,000for the staking, filing and recording of an additional 31 claims.Costs and subsequent additional payments and exploration expenditures representing an aggregate total of  $172,000 in payments and $272,500 in exploration expenditures over a period of five years as outlined in our Lease with Option to Purchase Agreement ( See Exhibit 10.1) to exercise the optionto purchase a 100% interest in the property. There is a 3% royalty interest attached to the claims in favor of Claremont Nevada Mines, LLC.and the claims are registered in the name of Claremont Nevada Mines, LLC.with the State of Nevada. There is no electrical power that can be utilized on the claim other than electrical power that can be provided by gas or diesel generators that we would bring on site.

Young Ju Yi and Woo Jong Yoo, our directors and officershave not visited the property yet, and have had no previous experience in mineral exploration or operating a mining company.

Our directors own 54.55% of our outstanding common stock. Since our directors own a majority of our outstanding shares and they are the sole directors and officers of our company they have the ability to elect directors and control the future course of our company. Investors may find that the corporate decisions influenced by our directors are inconsistent with the interests of other stockholders.

Our objective is to conduct exploration activities on our mining claims to assess whether the claim possess any commercially viable mineral deposits.

Until we can validate otherwise, the claims are without known reserves and we are planning a four phase program to explore our claims.

The claims are not accessible all year round, there are periods where our claims may be un-accessible each year due to snow in the area. This means that our exploration activities may be limited to a period of about eight to nine months per year. We plan commence exploration on our claims in April 2013 or May 2013 and our goal is to complete the first phase of exploration before July 31, 2013, and is contingent upon availability of an exploration crew.

The following table summarizes the four phases of our anticipated exploration program.

Phase Number	Planned Exploration Activities	Time table
Phase 1	Preliminary Surface Sampling, Geological and Geochemical Screening. Estimated Cost: $7,784	Between April 1, 2013 and December 31, 2013
Phase II	Detailed Evaluation, Geological Mapping, Site Prep, additional sampling Estimated Cost:$15,225	Between January 1, 2014 and December 31, 2014
Phase III	Permitting and site preparation: drilling and environmental reclamation Estimated Cost:$51,939	January 1, 2015 and December 31, 2015

If our exploration activities indicate that there are no commercially viable mineral deposits on our mining claims we will abandon the claims and stake or acquire new claims to explore. We will continue to stake and explore claims as long as we can afford to do so.

To date we have raised $56,000 via two offerings. The following table summarizes the date of offering, the price per share paid, the number of shares sold and the amount raised for the offering.

Closing Date of Offering	Price Per Share Paid	Number of Shares Sold	Amount Raised
December 31, 2012	$0.001	6,000,000	$6,000
December 31, 2012	$0.01	5,000,000	$50,000

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations.

Name, Address, and Telephone Number of Registrant

Kore Resources, Inc.

176-22 Sagun-Dong,  Seongd,  Seoul Korea 133-187

The Offering

Securities Offered	Being up to 5,000,000 shares of common stock. The shares of common stock are being offered by selling shareholders and not our company.
Offering Price

The selling shareholders may sell their shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily,andthe selling shareholders will be able to sell their shares once the offering is effectiveand would theoretically have a marketplace to sell their shares.

Terms of the Offering

The selling shareholders will determine when and how they sell the common stock offered in this prospectus. We will cover the expenses associated with the offering which we estimate to be $19,113.64. Refer to “Plan of Distribution on Page 15.

Termination of the Offering	The offering will conclude when all of the 5,000,000 shares of common stock have been sold or the shares no longer need to be registered to be sold.
Securities Issued And to be Issued	11,000,000 shares of our common stock are issued and outstanding as of. May 23, 2013. All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders. The funds that we raised through the sale of our common stock were used to cover administrative and professional fees such as accounting, legal, geologist, technical writing, printing and filing costs.

The absence of a public market for our common stock makes our shares highly illiquid. It will be difficult to sell the common stock of the company.

Summary Financial Information

The tables and information below are derived from our interim financial statements for period ended March 31, 2013. We have working capital of $23,574as at March 31, 2012.

Financial Summary	March 31, 2013
Cash	$ 23,574
Total Assets	$ 40,574
Total Liabilities	-
Total Liabilities and Stockholder's Equity	$ 40,574
Statement of Operations	March 31, 2013
Revenue	$ -
Operating expenses	$ 15,426
Net Loss	$(15,426)

The book value of our company's outstanding common stock is $0.005 per share as at                March 31, 2013.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following known material risks. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

If we do not obtain additional financing, our business plan will fail.

Our current operating funds are estimated to be sufficient to complete the first and a portion of our second phase of exploration on our mining claims. However, we will need to obtain additional financing in order to complete our business plan. Our business plan calls for significant expenses in connection with the exploration of our mining claims. To date we have not made arrangements to secure any additional financing.

If we fail to make required payments or expenditures, we could lose title to the mining claims.

In order to retain title to the mining claims, we are required to renew the CPG claims on an annual basis totaling $189 per claim. By August 31, 2013, we will have to advance the sum of 8,316 to pay for the annual claim renewal which was due on August 31, 2013. If we fail to pay the required renewal fee, the mining claims will expire. Additionally, we are required to make additional payments and exploration expenditures on annual basis in order to remain in compliance with our Lease with Option to Purchase Agreement. These payments and expenditure represent and aggregate total of $272,500 in exploration expenditures and $172,000 in payments to Claremont Nevada Mines, LLC over the ten year term of the Lease with Option to Purchase Agreement. See Exhibit 10.1.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have not begun the initial stages of exploration of our mining claims, and thus have no way to evaluate the likelihood whether we will be able to operate our business successfully. We were incorporated on January 6, 2012 and to date have been involved primarily in organizational activities, acquiring the mining claims and obtaining financing.

We have not earned any revenues to date and we have not achieved profitability as of December 31, 2012. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mining claims that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks our business will likely fail and you will lose your entire investment in this offering.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future causing us to run out of funds.

We have not earned revenue and we have never been profitable. Prior to completing exploration on our mining claims, we may incur increased operating expenses without realizing any revenues from our claims, this could cause us to run out of funds and make our business fail and you will lose your entire investment in this offering.

If we do not find a joint venture partner for the continued development of our mining claims, we may not be able to advance exploration work.

If the results of our Phase Two, Phase Three and exploration programs are successful, we may try to enter a joint venture agreement with a partner for the further exploration and possible production on our mining claims. We would face competition from other junior mineral resource exploration companies who have properties that they deem to be attractive in terms of potential return and investment cost. In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in the mining claims to the joint venture partner. If we are unable to enter into a joint venture agreement with a partner, we may fail and you may lose your entire investment in this offering.

Because our management has no experience in the mineral exploration business, we may make errors and this could cause our business to fail.

Our Directors and Officers have had no previous experience operating an exploration or mining company and because of this lack of experience they may be prone to errors. Our management lacks the technical training and experience with exploring for, starting, or operating a mine.

With no direct training or experience in these areas our management may not be fully aware of the many specific requirements related to working in this industry. Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our management's lack of experience in this industry.

Because our directors and officers own the majority of our company's common stock, they have the ability to override the interests of the other stockholders.

Our Directors own 54.55% of our outstanding common stock and serves as our sole directors. Investors may find the corporate decisions influenced by our Directors are inconsistent with the interests of other stockholders.

Because of the speculative nature of mineral exploration, there is substantial risk that no commercially viable mineral deposits will be found.

Exploration for commercially viable mineral deposits is a speculative venture involving substantial risk. We cannot provide investors with assurance that our mining claims contain commercially viable mineral deposits. The exploration program that we will conduct on our claims may not result in the discovery of commercial viable mineral deposits. Problems such as unusual and unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we may be unable to complete our business plan and you could lose your entire investment in this offering.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all of our assets resulting in the loss of your entire investment in this offering.

Because access to our mining claims may be restricted by inclement weather, we may be delayed in our exploration and any future mining efforts.

Access to our mining claims may be restricted each year due to snow in the area. As a result, any attempts to visit, test, or explore the property maybe largely limited to about nine months per year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found.

Such delays can result in our inability to meet deadlines for exploration expenditures as defined by the State of Nevada. This could cause our business venture to fail and the loss of your entire investment in this offering unless we can meet deadlines.

As we undertake exploration of our mining claims, we will be subject to compliance of government regulation, this may increase the anticipated time and cost of our exploration program.

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the mining laws and regulations as contained in the Mineral Act of the State of Nevada as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program provides a budget for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

Because market factors in the mining business are out of our control, we may not be able to market any minerals that may be found.

The mining industry, in general, is intensely competitive and we can provide no assurance to investors even if minerals are discovered that a ready market will exist from the sale of any ore found. Numerous factors beyond our control may affect the marketability of metals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

Because our auditors have expressed substantial doubt about our ability to continue as a going concern, we may find it difficult to obtain additional financing.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were recently incorporated on, January 6, 2012 and we do not have a history of earnings, and as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Because there is no liquidity and no established public market for our common stock, it may prove impossible to sell your shares.

There is presently no public market in our shares. While we intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities, we cannot guarantee that such sponsorship will be approved and our stock listed and quoted for sale. Even if our shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market, it may prove impossible to sell your shares.

If the selling shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline.

The selling shareholders are offering 5,000,000 shares of our common stock through this prospectus. They may sell these shares at a fixed price of $0.02 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange. Our common stock is not presently traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 45.45% of the common shares currently outstanding.

If we decide to suspend our obligations to file reports under Section 15(d), then our shareholders will not receive publicly disseminated information and will be a private company.

Under Rule 12h-3 of the Securities Exchange Act of 1934, as amended,

“Suspension of Duty to File Reports under Section 15(d)”, an issuer is eligible for the suspension to file reports pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended, if the shares of common stock are held by fewer than 300 persons, or by fewer than 500 persons, where the total assets of the issuer have not be exceeded $10 million on the last day of each of the issuer's three most recent fiscal years. If we decide to suspend our obligations to file reports, then our shareholders will not receive publicly disseminated information, and their investment would not be liquid and would be a private company. Management intendsto file a Form 8-A which registers our class of common stock under Section 12 of the Exchange Act and. to file reports pursuant to Section 13(a)of the Securities Exchange Act of 1934, as amended.

If we do not register a class of securities under Section 12 of the Exchange Act, We will be subject to Section 15(d) of the Securities Exchange Act and investors may not be able to obtain sufficient information regarding the company and will make our common stock less attractive to investors.

If we do not register a class of securities under Section 12 of the Exchange Act, we will be subject to Section 15(d) of the Securities Exchange Act and, accordingly, will not be subject to the proxy rules, Section 16 short-swing profit provisions, beneficial ownership reporting, and the bulk of the tender offer rules, therefore, investors may not be able to obtain sufficient information regarding the company and will make our common stock less attractive to investors.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act as long as we remain an "emerging growth company"

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting.

Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until our second annual report.

Because of the inherent limitations during the first year, internal control over financial reporting may not prevent or detect misstatements to our financial statements.

Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, lack of an Audit Committee, Financial Expert, Independent Director or that the degree of compliance with the policies or procedures may deteriorate and become ineffective. Other risks to be considered are, maintaining proper cash controls, including failure to segregate cash handling and accounting functions, and did not require dual signature on the Company’s bank accounts. Additionally, not implementing appropriate information technology controls,the Company retains copies of all financial data and material agreements; however there is no formal procedure or evidence of normal backup of the Company’s data or off-site storage of the data in the event of theft, misplacement, or loss.

We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an “emerging growth company” immediately.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until we are no longer an “emerging growth company” or smaller reporting company.

 Until such time we are no longer an “emerging growth company” or smaller reporting company. our independent registered public accounting firm is not required to formally attest on our controls and procedures over financial reporting  As a result of our independent registered public accounting firm not being required to attest with respect to our controls and procedures over financial disclosure, we may not prevent or detect material misstatements or errors, controls may become inadequate because of changes in circumstances, or the degree of compliance with the policies or procedures may deteriorate and become ineffective. Additionally, due to the lack of the auditors attestation on the effectiveness of our internal control over financial reporting, the Company may not be able to qualify or receive additional funding, shareholders may not have an accurate financial evaluation of the Company, there may be a decline in share price due to a lack of market confidence, and there may be reduced trading activity causing a lack of liquidity of shareholder investment.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations that affect public companies which could materially affect our results of Operations, Financial condition, Business and Prospects

As a public company we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements.

These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC. In addition, our management team will also have to adapt to the requirements of being a public company. We expect that compliance with these rules and regulations will substantially increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our results of operations, financial condition, business and prospects.

As a public company, we also expect that it may be more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies which will result in less available information for our investors. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) and as a result of this election, our financial statements may not becomparable to companies that comply with public company effective dates.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

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that a broker or dealer approve a person's account for transactions in penny stocks; and

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the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

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obtain financial information and investment experience objectives of the person; and

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make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

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sets forth the basis on which the broker or dealer made the suitability determination; and

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that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

We determined the initial private placement offering price of $0.01, based onour being a startup exploration company with no market for our securities and what we found we could attract investors to invest in our high risk mineral exploration company.

The selling shareholders may sell their shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.We determined this offering price arbitrarily, and the selling shareholders will be able to sell their shares once the offering is effective and would theoretically have a marketplace to sell their shares.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 5,000,000 shares of the common stock offered through this prospectus. These shares were acquired from us in one private placement of our common stock. This offering was exempt from registration under Regulation S of the Securities Act of 1933. The initial private placement offering was conducted at a price of $0.01 per share, of which 5,000,000 shares of common stock were sold and the offering was closed on December 31, 2012. The shares were sold solely by our Directors to their family, close friends and close business associates under exemptions provided in Canada and Regulation S. There was no private placement agent or others who were involved in placing the shares with the selling shareholders.

The following table provides as of May 23, 2013 information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including the:

1.

Number of shares owned by each before the offering;

2.

Total number of shares that are to be offered for each;

3.

Total number of shares that will be owned by each upon completion of the offering; and

4.

Percentage owned by each upon completion of the offering.

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Ae Kyung Lee	100,000	100,000	Nil	Nil
An Nam Chan	150,000	150,000	Nil	Nil
Choi Yun Suk	150,000	150,000	Nil	Nil
Hyun Ku Kang	150,000	150,000	Nil	Nil
Jae Kyoung Lee	150,000	150,000	Nil	Nil
JooJeong in	150,000	150,000	Nil	Nil
Jung Il Kang	150,000	150,000	Nil	Nil
Kang CheolGu	150,000	150,000	Nil	Nil
Kang Chun Suk	150,000	150,000	Nil	Nil
Kang Gu Il	150,000	150,000	Nil	Nil
Kang In gu	150,000	150,000	Nil	Nil
Kang SuHyun	150,000	150,000	Nil	Nil
Kim Deuk Ki	150,000	150,000	Nil	Nil
Kim HyungSik	150,000	150,000	Nil	Nil
Kim JaKyung	150,000	150,000	Nil	Nil
Kim Kap Soon	150,000	150,000	Nil	Nil
Kim MiKyoung	150,000	150,000	Nil	Nil
Kim So Hee	150,000	150,000	Nil	Nil
Lee Chang Soo	150,000	150,000	Nil	Nil
Lee Dong Woo	100,000	100,000	Nil	Nil
Lee Song Mi	150,000	150,000	Nil	Nil
Lee UiSook	150,000	150,000	Nil	Nil
Lim Myung Hun	150,000	150,000	Nil	Nil
Min Jung Kang	100,000	100,000	Nil	Nil
MunHeok Chan	100,000	100,000	Nil	Nil
Park EunMi	150,000	150,000	Nil	Nil
Shaun Micheal Connelly	150,000	150,000	Nil	Nil

Shin SeungOck	150,000	150,000	Nil	Nil
Sim Min Sub	150,000	150,000	Nil	Nil
Son Dal Sun	150,000	150,000	Nil	Nil
Song Hye Jin	100,000	100,000	Nil	Nil
YooMira	150,000	150,000	Nil	Nil
Yoon Sun Hee	150,000	150,000	Nil	Nil
Young Gu Kang	150,000	150,000	Nil	Nil
Young GyuYoo	150,000	150,000	Nil	Nil
Total	5,000,000	5,000,000

Family Relationships: There are no family relationships. Except as indicated above, the named shareholders beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. There percentages are based on 11,000,000 shares of common stock outstanding on May 23, 2013. The selling shareholders named in this prospectus are offering a total of 5,000,000 shares of common stock which represents 45.45% of our outstanding common stock on May 23, 2013.

Except as indicated above, none of the selling shareholders or their beneficial owners:

1.

Has ever been one of our officers or directors; or

2.

Is a registered broker-dealer or an affiliate of a broker-dealer.

Because our offering has no broker-dealer involvement the selling shareholders are considered to be our underwriters.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.

On such public markets or exchanges as the common stock may from time to time be trading;

2.

In privately negotiated transactions;

3.

Through the writing of options on the common stock;

4.

In short sales; or

5.

In any combination of these methods of distribution.

No public market currently exists for our shares of common stock. We intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board.

The OTC Bulletin Board is a securities market but should not be confused with the NASDAQ market. OTC Bulletin Board companies are subject to fewer requirements and regulations that are companies traded on the NASDAQ market. There is no assurance that our common stock will be quoted on the OTC Bulletin Board.

FINRA regulates the OTC Bulletin Board and has requirements regarding the quotation of securities. We currently do not meet these requirements because our common stock is unregistered and we are not yet a reporting company. We intend to register our common stock by [ten days + effective date], by filing a Form 8 A with the SEC. This Form 8 A will also cause us to become a reporting companyand registers our class of common stock under Section 12 of the Exchange Act and accordingly, we would be reporting under Section 13(a) of the Exchange Act.

. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.

Regarding our intention to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board, we intend to engage a market maker to file an application on our behalf in order to make a market for our common stock by [ninety days + effective date]. We expect that the application process will take two to four months to complete because there is a detailed review process that we must undergo. If our common stock is quoted on the OTC Bulletin Board, it will become simpler to buy and sell our common stock and we expect the liquidity of our common stock will be improved.

The selling shareholders are required to sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board. Thereafter, the sales price offered by the selling shareholders to the public may be:

1.

The market price prevailing at the time of sale;

2.

A price related to such prevailing market price; or

3.

Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. A description of the selling limitations defined by Rule 144 can be located in this prospectus.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or if they act as agent for the purchaser of such common stock from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer’s commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares.

These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

Not engage in any stabilization activities in connection with our common stock;

2.

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.

Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which:

•

Contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

Contains a description of the broker's or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

•

Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

Contains a toll-free telephone number for inquiries on disciplinary actions;

•

Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

Contains such other information and is in such form (including language, type, size, and format) as the Security and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•

With bid and offer quotations for the penny stock;

•

The compensation of the broker-dealer and its salesperson in the transaction;

•

The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

Monthly account statements showing the market value of each penny stock held in the customer's account.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M.

In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)

A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)

Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.   Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii  Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Directors, Executive Officers, Promoters and Control Persons

The Directors and Officers currently serving our Company is as follows:

Name	Age	Positions Held and Tenure
Young Ju Yi	30	President, Chief Executive Officer and Director since January 6, 2012
Woo Jong Yoo	35	Secretary, Treasurer and Director since January 6, 2012

The Directors named above will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

Biographical information

Young Ju Yi: Young Ju Yi has acted as our President, Chief Executive Officer, Chief Financial officer and Director since our inception on January 6, 2012. Young Ju Yi has specific experience and background in supervision, business management and administration, and for the last 7 yearsYoungJu Yi has worked for Bysys Communications as an Assistant Manger during 2006-2007, from 2007 to 2009 was employed by Just for Kids and held the position of Program Supervisor, from 2010 to present Young Ju Yi is employed as an educator in Korea. Yong Ju Yi attended Han Yang University and Majored in Business Administration.

Woo Jong Yoo: has acted as our Secretary, Treasurer, and Chief Accounting Officer and Director since our inception on January 6, 2012. Woo Jong Yoo hasspecificexperience and background in business management, accounting and investor relations. Woo Jong Yoohas worked at Doosan Engineering & Construction Co., Ltd. since 2001 and is presently employed by Doosan Engineering and Construction. Woo Jong Yoo has held several positions within Doosan, including, accounting, investor relations, and is currently the investor relations manager.Woo Jong Yoo attended the University of Seoul and majored in Business Administration.

Given that our directors have no previous experience in mineral exploration or operating a mining and exploration company, our directors also lack accounting credentials, they intend to perform their job for us by engaging consultants who have experience in the areas where they are lacking. Our directors are also studying information about the Mining and Exploration industry to familiarize themselves with our business.

Significant Employees and Consultants

We have no significant employees other than our Directors and Officers. Young Ju Yi will devote approximately 10 hours per week or 25% of working time based on a 40 hour work week to our business, With Woo Jong Yoo contributing on an as needed basis.

Conflicts of Interest

Though our directors do not work with any other mineral exploration companies other than ours, they may in the future. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the future business activities of our directors.Audit Committee Financial Expert

We do not have a financial expert serving on an audit committee. We do not have an audit committee because we are a start-up exploration company and have no revenue.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of May 23, 2013, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding common stock of our company.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock	Young Ju Yi President, Principal Executive Officer, Principal Financial Officer, and Director 176-22 Sagun-Dong, SeongDong-Gu, Seoul Korea	3,000,000	27.275%
Common Stock	Woo Jong Secretary, Treasurer, Principal Accounting Officer and Director 301, Gwangyeong-Dong, Gwangmyeong City, Korea	3,000,000	27.275%
Title of Class	Security Ownership of Management	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock	All executive officers and directors as a group	6.500,000	54.55%

The percent of class is based on 11,000,000 of common stock issued and outstanding as of May 23, 2013.

The persons listed above are the Directors and Officers of our company and has full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or a group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As ofMay 23, 2013, 11,000,000 shares of common stock are issued and outstanding and held by 37 shareholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of three percent of shares of common stock issued and outstanding, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.

A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

As of May 23, 2013, there are no outstanding warrants to purchase our securities. We may, however, issue warrants in the future, to purchase our securities.

Options

As of May 23, 2013, there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

As of May 23, 2013, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

Nevada Anti-Takeover Laws

The provisions of the Nevada Revised Statutes (NRS) sections 78.378 to 78.3793 apply to any acquisition of a controlling interest in a certain type of Nevada corporation known as an “Issuing Corporation”, unless the articles of incorporation or bylaws of the corporation in effect the tenth day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

The provisions of NRS 78.378 to NRS 78.3793 do not restrict the directors of an “Issuing Corporation” from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holders of a specified number of shares or percentage of share ownership or voting power.

An “Issuing Corporation” is a corporation organized in the state of Nevada and which has 200 or more stockholders of record, with at least 100 of whom have addresses in the state of Nevada appearing on the stock ledger of the corporation and does business in the state of Nevada directly. As we currently have less than 200 stockholders the statute does not currently apply to us.

If we do become an “Issuing Corporation” in the future, and the statute does apply to us, our directors will have the ability to adopt any of the above mentioned protection techniques whether or not he owns a majority of our outstanding common stock, provided he does so by the specified tenth day after any acquisition of a controlling interest.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Attorney Jill Arlene Robbins, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus have been audited by Anton& Chia LLP of Newport Beach, California, USA, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The summary geological report for our mining claims was prepared by Claremont Nevada Mines, LLC.and the summary information of the geological report disclosed in this prospectus is in reliance upon the authority and capability of Claremont Nevada Mines, LLC.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Organization in the Last Five Years

We were incorporated on January 6, 2012 under the laws of the state of Nevada. On the date of our incorporation, we appointed Young Ju Yi and Woo Jong Yoo as our Directors. On January 6, 2012, Young Ju Yi was appointed President, Principal Executive Officer, Principal Financial Officer, and Woo Jong Yoo was appointed Secretary, Treasurer and Principal Accounting Officer of the company. Our Directors may be deemed to be our promoters. On December 24, 2012 we entered into an agreement with Claremont Nevada Mines, LLC. to lease with an option to acquire a 100% interest in the CPG  Prospect mining claims located in Mineral County Nevada, for an initial consideration totaling $17,000, comprised of a $10,000 down payment and  $7,000 in for the staking, filing and recording of an additional 31 claims and subsequent additional payments and exploration expenditures representing an aggregate total of  $172,,000 in payments and $272,500 in exploration expenditures over a period of fiveyears as outlined in our Lease with Option to Purchase Agreement ( See Exhibit 10.1) to exercise the option to purchase a 100% interest in the property. The claims are currently registered in the name of Claremont Nevada Mines, LLC.

The Jumpstart our Business Startups Act of 2012

 We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012 or JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

  We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1), and understand that this election is irrevocable.

Description of Business

Business Development

We are a startup exploration stage company without operations, and we are in the business of mineral exploration. There is no assurance that a commercially viable mineral deposit exists on our mining claims. Additional exploration will be required before a final evaluation as to the economic and legal feasibility of our mining claims can be determined.

On December 24, 2012, we entered into a Lease with Option to Purchase Agreement to acquire the CPG Prospect comprising of one claim block of 13 claims or 260 acres, with an additional 31 claims available for the price of $7,000 respectively.

The mining claims were staked by Claremont Nevada Mines, LLC.The claimscan be accessed via Hawthorne, Nevada about 29 miles via a county gravel and then turning west on an unimproved dirt road for about 4 miles.  The property can also be reached from Fallon, Nevada by traveling east on U.S. Highway 50 for about 35 miles, then south on State Route 839 about 19 miles to the end of the pavement and then south along the gravel county road 11 miles to the turn to the dirt access road.  The gravel road is in good repair and previously served as an alternate route to Kennecott’s’ Denton-Rawhide Mine.  Rail service is available at Hawthorne and Fallon.  The nearest commercial airport is at Reno, approximately 110 road miles from the property. The total area of the mining claims amounts to approximately 880 acres.

Our Directors have not visited the CPG Property and have no previous experience exploring for minerals or operating a mining company. Even if we complete our current exploration program and it is successful in identifying a gold and or silver deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

On December 24, 2012, we entered into an agreement with Claremont Nevada Mines, LLC. They are familiar with the area of the CPG  Prospect and have provided us with a summary report about the mining claims, describes the mining claims, the regional geology, the mineral potential of the claim and recommendations how we should explore the claim.

The cost of the mining claim charged to operations by us was $17,000comprised of a

$10,000 down payment and$7,000 for the staking, filing and recording of an additional 31 claims.

Under the terms of the agreement (see Exhibit 10.1), additional payments and exploration expenditures representing an aggregate total of $172,000 in acquisition payments and $272,500 in exploration expenditures, over a period of five years, are required to exercise the option to purchase a 100% interest in the property, as follows:

On or before December 31, 2013 (Year 1) the Lessee shall incur Expenditures of a minimum of $7,500 USD on the property.

On or before December 31, 2014 (Year 2)

The Lessee shall pay $35,000 USD to the Vendor; andThe Lessee incur Expenditures of $15,000 USD on the Property in addition to the expenditures referred to in clause (b).

On or before December 31, 2015 (Year 3)

The Lessee shall pay $35,000 USD to the Vendor; and

The Lessee shall incur Expenditures of $50,000 USD on the Property in addition to the expenditures referred to in clauses (b) and (c)(i) hereof.

 On or before December 31, 2016 (Year 4)

 The Lessee shall pay $40,000 USD to the Vendor; and

 The Lessee shall incur Expenditures of $100,000 USD on the Property in addition to the expenditures referred to in clauses (b), (c)(ii) and (d)(ii) hereof; and

On or before December 31, 2017 (Year 5)

 The Lessee shall pay $45,000 USD to the Vendor; and

 The Lessee shall incur Expenditures of $100,000 USD on the Property in addition to the expenditures referred to in clauses (b), (c)(i) and (d)(i) hereof; and

When the Lessee has paid to Vendor the foregoing payments and has incurred the foregoing Expenditures, the Lessee shall be entitled to acquire an undivided 100% right, title and interest in and to the Property with the full right and authority to equip the Property for production and operate the Property as a mine subject to the rights of the Vendor to receive the Net Smelter Royalty.

The Vendor and Lessee understand and confirm that all Expenditures incurred in a particular period, including any excess in the amount of Expenditures required to be incurred to maintain the lease or purchase during such period, shall be carried over and included in the aggregate amount of Expenditures for the subsequent period, but not to exceed more than three (3) consecutive years.

We have no current plans to change our business activities from mineral exploration or to combine with another business. It is possible that beyond the foreseeable future that if our mineral exploration efforts fail and world demand for the minerals we are seeking drops to the point that it is no longer economical to explore for these minerals we may need to change our business plans. However, until we encounter such a situation we intend to explore for minerals in USA or elsewhere.

Location and Means of Access to Our Mining Claim

The CPG Project is located approximately 29 miles east of Schurz, Nevada in Mineral County, Nevada at the extreme north end of the Bovard Mining District, this project covers part of sections 25, 26, 35, and 36, T12N, R31½ E; and parts of sections 1 and 2, T11N, R31½ E (Figure 1).   The property surrounds a small peak (5452 elevation) known as CopperMountain.  The center of the property is found at longitude 118.45 west, latitude 38.86 north.

Mining Claim Description

The CPG  Prospect mining claims are unencumbered and in good standing and there are no third party conditions which affect the claim other than conditions defined by the State of Nevada as described below. The claims cover an area of 880 acres. We have no insurance covering the claims. We believe that no insurance is necessary since the claims are unimproved and contain no buildings or improvements. The claim numbers, registered owner number, expiry date, number of units, and work requirement as typically recorded in the State of Nevada is as follows:

Claim Number	Registered Owner	Due Date	Number of Claims	Renewal Requirement
NMC-CPG 1-44	Claremont Nevada Mines, LLC. (100%)	2013-Aug-31	44	$8,316

The CPG Project is located approximately 29 miles east of Schurz, Nevada in Mineral County, Nevada at the extreme north end of the Bovard Mining District, this project covers part of sections 25, 26, 35, and 36, T12N, R31½ E; and parts of sections 1 and 2, T11N, R31½ E (Figure 1).   The property surrounds a small peak (5452 elevation) known as CopperMountain.  The center of the property is found at longitude 118.45 west, latitude 38.86 north.

There is no assurance that a commercially viable mineral deposit exists on the claims. Exploration will be required before an evaluation as to the economic feasibility of the claim can be determined. It is our intention to record the deed of ownership in the name of our subsidiary. Until we can validate otherwise, the property is without known reserves and we have planned a four phase exploration program as recommended by our consulting Geologist. We have not commenced any exploration or work on the claim.

Conditions to Retain Title the Mining Claim

In order to retain title to the mining claims, we are required to renew the claims on an annual basis in the amount totaling $8,316 or approximately $189 per claim by August 31, 2013. Additionally, we are required to make additional payments and exploration expenditures on an annual basis in order to remain in compliance with our Lease with Option to Purchase Agreement. These payments and expenditures represent and aggregate total of $272,500 in exploration expenditures and $172,000in payments to Claremont Nevada Mines, LLC over the fiveyear term of the Lease with Option to Purchase Agreement. See Exhibit 10.1

History of the CPG Prospect and of the Mining Claims Area

The following history is summarized from the report prepared by Claremont Nevada Mines, LLC concerning the mining claims. Until we can validate otherwise, the claims are without known reserves and we have planned a three phase program to explore our claims.

The Bovard Mining District, also known as the Rand or Copper Mountain District, is on the east flank of the GabbsValleyRange.  It was discovered by Al Bovard and other prospectors from Rawhide during the early 1900’s.  About $360,000 in copper, gold, and silver was produced from quartz veins in post-Esmeralda volcanic rocks.  Most production came from the period 1914 to the late 1920’s with a major portion coming from the Copper Mountain Mine.  (Wren, 1966)

The Copper Mountain Mine had copper ore sales of approximately $150,000 based on copper prices from 1914 through 1918.  This indicates approximate production of 600,000 pounds of copper using an average price of $0.25 a pound for the copper during this period (Kelly and Matos, 2006).

The economic cutoff point for crude ore shipment grade was 6% Cu, although there was a quantity of tonnage which averaged <6% Cu.  From 1936 to 1937, Cu prices rose from $0.0947 to $0.1316 a pound, triggering an attempt to reopen the mine.   Prices fell to $0.10 / lb in 1938, contributing to a failure to gain financing for the mine.  Poor transportation and access issues also contributed to the lack of production.  (Turner, 1937)

In 1966 the shaft collars, timbers and 5000 feet of mine workings were in good condition.  At that time, there existed 2000 tons of stockpiled ore at the site, averaging 3-4% Cu (Wren, 1966).  Schilling (1968) reports the historical workings total over 6,000 linear feet.   Almost all of this work was likely done in the 1914 to 1918 period but some of it may have been related to the attempted reopening in the late 1930’s.

Geology of the Mining Claims

The CPG project is centered on a plug of Jurassic granite intruding limestone of the Triassic Luning Formation.  These rocks then formed an apparent topographic high that was buried under Miocene tuff.  The current geologic map is simply an enlargement of the 1:250,000 scale county map as more detailed mapping has not been published.  Descriptions of the units given by Ekren el al, 1980 indicate the USGS has conducted enough mapping in the project area to describe the composition, distribution, and thickness of the local volcanic units but this has not been published.

The contact between the Luning Formation limestone and the Jurassic granite body shows a highly compressed metasomatic alteration pattern associated with mineralized porphyries (Einaudi, 1982).  On the surface, the alteration pattern extends only a few feet into the limestone.  At depth, the historic reports suggest the zone is somewhat wider.  Mineralization at the surface is found near the contact zone with the intrusive and along nearby fault zones.  In both cases, the broken zones have been intruded by later bimodal felsic and mafic-appearing dikes.

To the west of CopperMountain, the Miocene volcanic rocks can be seen overlying the Luning Formation and Jurassic granite.  The contact is marked by a red stained zone that is likely the pre-eruptive paleosurface or may be a detachment fault. This contact was not examined in enough detail to resolve this issue.

Competitive Conditions

The mineral exploration business is an extremely competitive industry. We are competing with many other exploration companies looking for minerals. We are one of the smallest exploration companies and a very small participant in the mineral exploration business. Being a junior mineral exploration company, we compete with other companies like ours for financing and joint venture partners. Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

Dependence on Major Customers

We have no customers.

Intellectual Property and Agreements

We have no intellectual property such as patents or trademarks. Additionally, we have no royalty agreements or labor contracts.

Government Approvals and Regulations

We will be required to comply with all regulations defined by the State of NevadaDivision of Minerals and the Nevada Revised Statutes (NRS).  The effect of these existing regulations on our business is that we are able to carry out our exploration program as we have described in this prospectus. Additionally, we will be required to obtain permits for exploration activities commencing with Phase III, where we are required to file an exploration plan with State, as well, file a plan of remediation in the event the ground has been disturbed as well as post a surety bond. It is possible that a future government could change the regulations that could limit our ability to explore our claims, but we believe this is unlikely.

Exploration Expenditures

As of May 23, 2013 we have not made expenditures in regard to the actual exploration of the mining claims, other than spending $17,000 for our property acquisition, geological report and other staking and holding costs.

Costs and Effects of Compliance with Environmental Laws

We currently have no costs to comply with environmental laws concerning our exploration program. We will encounter costs upon commencing Phase III, where we will be required to file a plan of remediation with the State in the event the ground has been disturbed and post a surety bond so that the ground can be returned to its original form.

Employees

We do not have any employees other than our directors. We intend to retain the services of independent geologists and engineers on a contract basis to conduct the exploration program on the CPG Prospect.

Reports to Security Holders

We are not required to deliver an annual report to security holders. However, we intend to voluntarily send an annual report to security holders and this annual report will include audited financial statements. This prospectus and exhibits will be contained in a Form S-1 registration statement that will be filed with the Securities and Exchange Commission. We will become a reporting company after this prospectus has been declared effective bythe Securities and Exchange Commission (“SEC”). As a reporting company we will file quarterly, annual, beneficial ownership and other reports with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F. Street NE., Washington, D.C.20549. You may obtain information from the Public Reference Room by calling the SEC at (202) 551-8090. Since we are an electronic filer, the easiest way to access our reports is through the SEC's Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. “See Conventional and Electronic Reading Rooms: SEC Office of Freedom of Information and Privacy Act Operations at

Management’s Discussion and Analysis

Plan of Operation

Exploration Plan

Our plan of operation for the foreseeable future is to complete the following objectives within the time periods specified, subject to our obtaining any additional funding necessary for the continued exploration of our mining claims. We do not have enough funds to commence our exploration program and have commenced seeking additional funding, in the form of equity, loans from officers and directors or shareholders.We plan to start our exploration program in the spring of 2013, if the results of our Phase 1 and Phase II exploration programs are encouraging we could commence Phase III in the summer or autumn of 2015. The following is a brief summary of our four phase exploration program:

1.

The next anniversary date of our mining claims is August 31, 2013. In order to keep the claims in good standing we must perform and register exploration work with the State of Nevada and pay the sum of $8,316on our mining claims as recommended by our consulting Geologist, we plan to conduct the first phase of our three phase exploration program starting between April and June of 2013. This Phase 1 exploration program is expected to cost approximately 7,784. A Geologist and assistant will cover the property taking rock and soil samples then ship to a laboratory for assay. The results obtained during the Phase 1 exploration program will be assembled, interpreted and we will review the results.

2.

With respect to our Phase Two program, our consulting geologist has indicated that we should budget approximately $15,225 for our Phase Two program. Our Phase two program is scheduled to proceed between January 1 1, 2014 and December 31, 2014. A field crew will mobilize onto our claims, survey the claims and perform mapping and sampling (both soil And rock) and then demobilize from the area.

3.

In the case of our Phase Two program, the results obtained during the Phase Two program will be assembled, interpreted and we will review the results of the Phase Two program. We will then engage our consulting geologist to interpret the results of Phase Two and develop a summary report.

4.

If the Phase III program were to proceed, our consulting Geologist has indicated that we should budget approximately $51,939 for our Phase III program. If we proceed with a Phase III program we would do so between January 1, 2015 and December31, 2015. We would obtain the necessary permitting and file or exploration and environmental reclamation plan with the State of Nevada, and then a field crew will mobilize onto our claims and perform preliminary drilling.

5.

As at December 31, 2012, we had a cash balance of $33,590.  If the results of the Phase 1 and Phase Two exploration program are encouraging, we will look to raise additional capital commencing immediately so that Phase III exploration could commence in July 2012.

During the next 12 months, we do not anticipate generating any revenue. If additional funds become required, the additional funding will come from equity financing from the sale of our common stock or sale of part of our interest in our mining claims. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our Phase Two and Phase III programs. In the absence of such financing, our business will fail.

We may consider entering into a joint venture partnership by linking with a major resource company to provide the required funding to complete our Phase III exploration program. We have not undertaken any efforts to locate a joint venture partner for Phase III. If we enter into a joint venture arrangement, we will assign a percentage of our interest in our mining claims to the joint venture partner.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mining claims in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside of our control. These factors include, but are not limited to:

•

Our ability to raise additional funding;

•

The market price for copper, gold and silver;

•

The results of our proposed exploration programs on the mineral property; and

•

Our ability to find joint venture partners for the development of our property interests

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral reserve.

Phase 1-IIIExploration Cost Review

The costs described which include the proposed budget of our Phase 1 through Phase III exploration program as recommended by our consulting Geologist. The table below summarizes the cost estimate for the Phase 1 through Phase III exploration programs.

BUDGET PHASE I                                         Unit Cost, Units, Total Cost

Budget -Initial Engineering Report

Geologist Professional Fees	870	3	2,520
Rock and Soil Samples 140 Samples and Assays	38	140	5,264
Field Vehicles: included	0	0	0
Compilation and Data Input included	0	0	0
Total Including Contingencies			$7,784

BUDGET PHASE 11                                        Unit Cost, Units, Total Cost

Geological Mapping and Supervision 400 7 2,800
Sampling, Assays and Analyses 38 1505,640
Field Vehicles , Sample and Materials Transportations 1,485 1 1,485
Senior Geologist 650 4 2,600
Compilation and Data Input 700 1 700
Report Preparation, Drafting and Copying, Communications 500 1 500
Subtotal 13,725
Contingency 1,500
BUDGET PHASE 11 $15,225

BUDGET PHASE III                                        Unit Cost Units Total Cost

Drilling Reverse Circulation including Mob and Demob 15,462.50 2 30,925
Geological Supervision 800 3 2,400
Environmental Permitting and Bonding and site reclamation 6,850 1 6,850
Drill Supervision 650 2 1,300
Compilation and Data Input Assays and Analyses 9,024 1 9024
Field Vehicles, Sample and Materials Transportations 1,440 1 1,440
Report Preparation, Drafting and Copying, Communications Included
Subtotal 51,939
BUDGET PHASE 111 $51,939

Accounting and Audit Plan

We intend to continue to have our outside consultant assist in the preparation of our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our outside accountant is expected to charge us approximately $500 to prepare our quarterly financial statements and to prepare our annual financial statements. Our independent auditor is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately $5,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $10,000 to pay for our accounting and audit requirements.

Risks and Uncertainties

There are a number of known material risks and uncertainties that are reasonably likely to have a material impact on our revenues, operations, liquidity and income over the short and long term. The primary risk that we face over the long term is that our mining claims may not contain a commercially viable mineral deposit. If our mining claims do not contain a commercially viable deposit, this will have a material effect on our ability to earn revenue and income as we will not be able to sell any minerals.

There are a number of industry-wide risk factors that may affect our business. The most significant industry-wide risk factor is that mineral exploration is an inherently risky business. Very few exploration companies go on to discover economically viable mineral deposits or reserves that ultimately result in an operating mine.

In order for us to commence mining operations we face a number of challenges which include finding qualified professionals to conduct our exploration program, obtaining adequate financing to continue our exploration program, locating a viable ore body, partnering with a senior mining company, obtaining mining permits, and ultimately selling minerals in order to generate revenue. Another important industry-wide risk factor is that the price of commodities can fluctuate based on world demand and other factors. For example, if the price of a mineral were to dramatically decline this could make any ore we have on our mining claims uneconomical to mine. We and other companies in our business are relying on a price of ore that will allow us to develop a mine and ultimately generate revenue by selling minerals.

Finally, we face a risk of not being able to finance our exploration plans. With each unsuccessful attempt at locating a commercially viable mineral deposit we become more and more unattractive in the eyes of investors. For the short term this is less of an issue because we have enough funds to complete the first phase of our exploration program. However, over the long term this can become a serious issue that can be difficult to overcome. Without adequate financing we cannot operate and complete our exploration on the CPG Prospect However, this risk is faced by all exploration companies and it is not unique to us.

Functional Currency

Our functional currency is the United States dollar. We have determined that our functional currency is the United States dollar for the following reasons:

•

Our current and future financings are and will be in United States dollars;

•

We maintain our cash holdings in United States dollars only;

•

Any potential sales of copper,  gold and silver recovered from our mining claims will be undertaken in United States dollars;

•

Our administrative expenses are undertaken in United States dollars; and

•

All cash flows would be generated in United States dollars.

SEC Filing Plan

We intend to become a reporting company in 2013 after our S-1 is declared effective. This means that we will file documents with the US Securities and Exchange Commission on a quarterly basis.

We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $5,000 for legal costs to pay for three quarterly filings, one annual filing, a 424B3 final prospectus filing, in order to complete registration of our common stock.

Results of Operations

We have had no operating revenues since our inception on January 6, 2012, through to December 31, 2012. Our activities have been financed from the proceeds of share subscriptions. From our inception, on January 6, 2012, to December 31, 2012, we have raised a total of $56,000 from private offerings of our common stock.For the period from inception on January 6, 2012 to December 31, 2012 we incurred total expenses of $5,037. These expenses included general and administrative costs.

Liquidity and Capital resources

At December 31, 2012 we had a cash balance of $33,963. We have not implemented our business plan to date. In order complete Phase 1, with an estimated cost of $7,784 and Phase II, with an estimated cost of $15,225 of our anticipated exploration program we will need to raise additional funds, with Phase 1 expected to commence between April 1 and June 30, 2013. To date we have not commenced our exploration program.

Our first year’s exploration obligation is $7,784 on the CPG Prospect, due on or beforeDecember 31, 2013. We are having to raise additional funds of approximately $200,000 commencing immediately, to allow us sufficient time to raise the additional capital and to meet our operations of approximately $50,000 exploration costs of $74,948 (Phase I-III)and  contractual obligations of $70,000 through December 31, 2015. We canfund operations for approximately the next 12 months. In light of a probable short fall we will commence seeking additional funding immediately through further sales of our common stock, loans from our officers and directors and or shareholders

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, we will not be able to continue our exploration of our mining claims and our business will fail.

Off-balance sheet arrangements

We have no off-balance sheet arrangements including arrangements that would effect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Forward-looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Description of Property

Our executive offices are located at 176-22 Sagun-Dong, Seongd Seoul Korea 133-187

Our President, Young Ju Yi, currently provides this space to us free of charge. This space may not be available to us free of charge in the future.

We also have one mining claim block comprised of 44 claims located in Mineral County, Nevada as described in the section “Description of Business on Page 23”.

Certain Relationships and Related Transactions

On December 31, 2012 our directors completed an offering of an aggregate total of 6,000,000 common shares at a price of $0.001 for total cash proceeds of $6,000.

There was no private placement agent or others who were involved in placing the shares with our officers and directors.

On December 24, 2012 we entered into a Lease with Option to Purchase Agreement to acquire one mining claim block, comprised of 44 claims from Claremont Nevada Mines, LLC.  The claims are registered in the name of Claremont Nevada Mines, LLC.aNevada Corporation. Additionally, Young Ju Yi donates services and rent to us at no cost to the Company.

All transactions with our President were on terms at least as favorable to us as would be available from unrelated parties. The promoters of our company are Young JuYiandWoo Jong Yoo. Except for the transactions with Young Ju Yi noted above, there is nothing of value to be received by the promoter, either directly or indirectly, from us. Additionally, except for the transactions noted above, there have been no assets acquired or are any assets to be acquired from the promoter, either directly or indirectly, from us.

Except as noted above, none of the following parties has, since our inception on January 6, 2012 had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•

Any of our directors or officers;

•

Any person proposed as a nominee for election as a director;

•

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

•

Any of our promoters;

•

Any relative or spouse of any of the foregoing persons who has the same house as such person.

Market for Common Equity and Related Stockholder Matters

Market Information

There is presently no public market for our common stock. We anticipate that we will contact a market maker to file an application with FINRA on our behalf in order to make a market for our common stock on the OTC Bulletin Board within ninety days of the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

We have no common stock that is subject to outstanding warrants to purchase or securities that are convertible to our common stock.

As of May 23, 2013, we had 11,000,000 shares of our common stock outstanding of which 5,000,000 shares are owned by 35 non-affiliate shareholders and 6,000,000 shares that are owned by our 2 Directors and Officers who are affiliates.

Subject to the Rule 144 volume limitations described in the paragraph below there are 6,000,000 shares of our common stock owned by our directors that can potentially begin to be sold pursuant to Rule 144 on December 31, 2013.

Rule 144 Shares

Under Rule 144 a shareholder, including an affiliate of our company, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or an affiliate of our company. Rule 144 further restricts the number of shares of common stock which may be sold within any three-month period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of our company, and who has not been an affiliate of our company for 90 days prior to the sale, and who has beneficially owned shares acquired from our company or an affiliate of our company for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

Holders of Our Common Stock

As of May 23, 2013 we have 37 holders of our common stock.

Equity Compensation Plans

We have no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other person.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Officer for all services rendered in all capacities to us for the fiscal periods indicated.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Young Ju Yi, Principal Executive Officer 1	2012	-	-	-	-	-	-	-	0
Woo Jong Yoo, Secretary, Treasurer 2	2012	-	-	-	-	-	-	-	0

[1] Appointed President on January 6, 2012
[2] Appointed Secretary, Treasurer on January 6, 2012
None of our directors have received monetary compensation since our inception. We currently do not pay any compensation to our directors serving on our board of directors.

Outstanding Equity Awards at Fiscal Year-End Table.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Young Ju Yi	-	-	-	-	-	-	--	-	-
Woo Jong Yoo	-	-	-	-	-	-	--	-	-

Directors are elected by the vote of a majority in interest of the holders of our common stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

We have no active employment agreements with Young Ju Yi or Woo Jong Yoo with respect to compensating Young Ju Yi and Woo Jong Yoo for their management services provided to the company. Additionally, we provide no pension plan for Young Ju Yi or Woo Jong Yoo. We have no policy to compensate our Directors for director services such as committee participation or special assignments. We have no other arrangements with our Directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception on January 6, 2012

Employment Agreements

Currently, we do not have an employment agreement or consulting agreement with our directors and we do not pay any salary to them. There is an understanding between our company and our directors that they will work for us at no cost. They will not be compensated for past, current, or future work.

Financial Statements

Kore Resources, Inc.
(An Exploration Stage Company)

December 31, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Kore Resources, Inc. (An Exploration Stage Company)

We have audited the accompanying balance sheet of Kore Resources, Inc. (the "Company") as of December 31, 2012, and the related statement of operations, changes in stockholders’ equity and cash flows for the period from January 6, 2012 (Inception) through December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and the results of its operations and its cash flows for the period from January 6, 2012 (Inception) through December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had no revenues since inception and has an accumulated deficit of $5,037. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3, which includes the raising of additional equity financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California

March 7, 2013

KORE RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEET

December
31, 2012

ASSETS

Current assets:

Cash	$ 33,963
Lease purchase option on property	17,000

Total assets	$ 50,963

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts Payable and Accrued Liabilities	-

Total liabilities	-

Commitments and contingencies	-

Stockholders' equity:
Common stock; authorized 75,000,000; $0.001 par value; 11,000,000 shares
issued and outstanding at December 31, 2012	11,000
Paid in capital	45,000
Deficit accumulated during the exploration stage	(5,037)

Total stockholders' equity	50,963

Total liabilities and stockholders' equity	$ 50,963

The accompanying notes are an integral part of these financial statements

                                                                          F-2

KORE RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2012	For the Period From January 6, 2012 (Inception) to December 31, 2012

Operating Expenses:

General and administrative	$ 5,037	$ 5,037

Net loss for the period	$ (5,037)	$ (5,037)

Net loss per share:
Basic and diluted	$ -

Weighted average number of shares outstanding:
Basic and diluted	11,000,000

The accompanying notes are an integral part of these financial statements

                                                                            F-3

KORE RESOURCES , INC.
(An Exploration Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock
			Additional		Total
	Number of		Paid-in	Accumulated	Shareholders'
	Shares	Par Value	Capital	Deficit	Equity

BALANCE AT INCEPTION JANUARY 6, 2012	-	$ -	$ -	$ -	$ -

Shares subscribed at $0.001	6,000,000	6,000	-		6,000
Shares subscribed at $0.01	5,000,000	5,000	45,000		50,000

Net loss	-	-	-	(5,037)	(5,037)

BALANCE AT DECEMBER 31, 2012	11,000,000	$11,000	$ 45,000	$ (5,037)	$ 50,963

                                                                                F-4

KORE RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2012	For the Period From January 6, 2012 (Inception) to December 31, 2012

Cash flow from operating activities:
Net loss	$ (5,037)	$ (5,037)
Net cash used in operating activities	(5,037)	(5,037)

Cash flows from investing activities:
Acquisition of mineral claims	(17,000)	(17,000)
Net cash used in investing activities	(17,000)	(17,000)

Cash flows from financing activities:
Proceeds from issuance of common stock	56,000	56,000
Net cash provided by financing activities	56,000	56,000

Increase in cash during the period	33,963	33,963

Cash, beginning of period	-	-

Cash, end of period	$ 33,963	$ 33,963

Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$ -	$ -
Interest	$ -	$ -

The accompanying notes are an integral part of these financial statements

                                                                                 F-5

KORE RESOURCES, INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2012

NOTE 1 ORGANIZATION AND BASIS OF PRESENTATION

Kore Resources, Inc. (the "Company") was incorporated in the State of Nevada on January 6, 2012. The Company was organized to develop and explore mineral properties in the State of Nevada.

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US)dollars. The Company has not produced any revenue from its principal business and is an exploration stage company.

NOTE 2 SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents. As of December 31, 2012, there were no cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impairment of Long Lived Assets

The Company tests its assets for recoverability whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable, which includes comparing the carrying amount of a long-lived asset to the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. An impairment loss would be measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value. For the Company's mining claims, this test includes examining the discounted and undiscounted cash flows associated with value beyond proven and probable reserves, in determining whether the mining claim is impaired.

Start-up Expenses

The Company expenses costs associated with start-up activities as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from inception on January 6, 2012 to December 31, 2012.

KORE RESOURCES, INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2012

.Mining Interests and Exploration Expenditures

Exploration costs are expensed in the period in which they occur. The Company capitalizes costs for acquiring and leasing mineral properties and expenses costs to maintain mineral rights as incurred. Should a property reach the production stage, these capitalized costs would be amortized using the units-of-production method on the basis of periodic estimates of ore reserves. Mineral interests are periodically assessed for impairment of value, and any subsequent losses are charged to operations at the time of impairment. If a property is abandoned or sold, its capitalized costs are charged to operations

Income Taxes

The Company utilizes FASB ACS 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The accounting guidance for uncertainties in income tax prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The Company recognizes a tax benefit from an uncertain tax position in the financial statements only when it is more likely than not that the position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits and a consideration of the relevant taxing authority’s widely understood administrative practices and precedents.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

We have implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.  We adopted the provisions of ASC 740 and have analyzed filing positions in United States jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions.  We have identified the United States as our "major" tax jurisdiction.  Generally, we remain subject to United States examination of our income tax returns.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.

                                                      KORE RESOURCES, INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2012

FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

       -     Level 1:Quotedprices in active markets for identical assets or liabilities

-

Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Basic and Diluted Earnings Per Share

Net loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share, for the period presented.  ASC 260 requires presentation of basic earnings per share and diluted earnings per share.  Basic income (loss) per share (“Basic EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share (“Diluted EPS”) is similarly calculated. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. As of December 31, 2012 and 2011, there were no potentially dilutive securities.

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the year ended December 31, 2012:

2012

Numerator:

Basic and diluted net loss per share:

Net Loss

     $ (5,037)

Denominator:

Basic and diluted weighted average

number of shares outstanding

11,000,000

Basic and Diluted Net Loss Per Share:

$0.00)

KORE RESOURCES, INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2012

Revenue Recognition

The Company's revenue recognition policies are in compliance with ASC 605-13 (Staff accounting bulletin (SAB) 104). Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.  There were no revenues recognized from inception to December 31, 2012.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies.  Due to the tentative and preliminary nature of those proposed standards, the Company’s management has not determined whether implementation of such standards would be material to its financial statements.

NOTE 3	GOING CONCERN

The Company has sustained operating losses since inception. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management is endeavoring to begin principal revenue generating operations however, may not be able to do so within the next fiscal year.  Management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity securities, which may not be available on commercially reasonable terms, if at all.

If such financing is not available on satisfactory terms, we may be unable to continue our exploration stage business as desired and operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced and the new equity securities may have rights, preferences or privileges senior to those of the holders of our common stock.

KORE RESOURCES, INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2012

NOTE 4	EXPLORATION STAGE COMPANY

The Company is considered an exploration stage company, with no operating revenues during the period presented.

The Company is required to report its operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.  Management has defined inception as January 31, 2012. Since inception, the Company has incurred an operating loss of $5,037. The Company’s working capital has been generated through the sales of common stock.  Management has provided financial data since January 31, 2012, “Inception” in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions. The date of Inception is assigned as the date of incorporation, used for convenience as it is near the date of entering into a mineral lease.

NOTE 5	INCOME TAXES

No Provision was made for federal income tax for three months ended March 31, 2013 and the period ended December 31, 2012, since the Company had net operating losses.

The Company has available a net operating loss carry-forward of approximately $75,000, which begins to expire in 2029 unless utilized beforehand. The Company generated a deferred tax asset through the net operating loss carry-forward.  However, a valuation allowance of 100% has been established.

NOTE 6

STOCKHOLDERS’ EQUITY

The Company issued the following common shares:

During January 2012 the Company received $56,000 for common stock subscriptions. 6,000,000 of these shares were subscribed for by the officers and Directors of the Company at $.001 per share. The remaining 5,000,000 shares were subscribed for by third parties at $.01 per share.

NOTE 7MINERAL LEASES AND CLAIMS

On December 24, 2012 the Company entered into a Lease with Option to Purchase Agreement with Claremont Nevada Mines, LLC to purchase 44 claims in Mineral County Nevada known as the CPG Prospect. The Company has subsequently paid to Claremont a total of $17,000 towards the purchase of the CPG prospect.

                                                      KORE RESOURCES, INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2012

NOTE 8

COMMITMENTS AND CONTINGENCIES

The Company had the following financial commitments as of December 31, 2012 pursuant to the mineral lease entered into on December 24, 2012:

On or before December 31, 2013 (Year 1);

The Lessee shall incur Expenditures of $7,784 USD on the property.

On or before December 31, 2014 (Year 2):

The Lessee shall pay $35,000 USD to the Vendor; and

The Lessee shall incur Expenditures of $15,000 USD on the Property.

On or before December 31, 2015 (Year 3):

The Lessee shall pay $35,000 USD to the Vendor; and

The Lessee shall incur Expenditures of $50,000 USD on the Property.

On or before December 31, 2016 (Year 4):

The Lessee shall pay $40,000 USD to the Vendor; and

The Lessee shall incur Expenditures of $100,000 USD on the Property.

On or before December 31, 2017 (Year 5):

The Lessee shall pay $45,000 USD to the Vendor; and

The Lessee shall incur Expenditures of $100,000 USD on the Property.

When the Lessee has paid the Vendor the foregoing payments and has incurred the foregoing Expenditures, the Lessee shall be entitled to acquire an undivided 100% right, title and interest in and to the Property with the full right and authority to equip the Property for production and operate the Property as a mine subject to the rights of the Vendor to receive the Net Smelter Royalty.

Financial Statements

Kore Resources, Inc.
(An Exploration Stage Company)

March 31, 2013

Index
Balance Sheets	F-12
Statements of Operations	F-13
Statements of Cash Flows	F-14
Notes to the Financial Statements	F-15-22

KORE RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS
(UNAUDITED)

	March	December
	31, 2013	31, 2012
	(Unaudited)
ASSETS

Current assets:

Cash	$ 23,574	$ 33,963
Long Term assets
Lease purchase option on property	17,000	17,000

Total assets	$ 40,574	$ 50,963

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts Payable and Accrued Liabilities	$ -	$ -

Total liabilities	-	-

Commitments and contingencies	-	-

Stockholders' equity:
Common stock; authorized 75,000,000; $0.001 par value; 11,000,000 shares
issued and outstanding at March 31, 2013 and December 31, 2012	11,000	11,000
Paid in capital	45,000	45,000
Deficit accumulated during the exploration stage	(15,426)	(5,037)

Total stockholders' equity	40,574	50,963

Total liabilities and stockholders' equity	$ 40,574	$ 50,963

The accompanying notes are an integral part of these financial statements

KORE RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Quarter Ended March 31, 2013	From Inception (January 6, 2012) to March 31, 2013

Operating Expenses:
General and administrative	$ 10,389	$ 15,426

Net loss	$ (10,389)	$ (15,426)

Net loss per share:
Basic and diluted	$ (0.00)

Weighted average number of shares outstanding:
Basic and diluted	11,000,000

KORE RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Quarter Ended March 31, 2013	From Inception (January 6, 2012) to March 31, 2013
Cash flow from operating activities:
Net loss:	$ (10,389)	$ (15,426)
Net cash used in operating activities		(15,426)
	(10,389)
Cash flows from investing activities:
Acquisition of mineral claims	-	(17,000)
Net cash used in investing activities	-	(17,000)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	56,000

Net cash provided by financing activities	-	56,000

Decrease (increase) in cash during the period	(10,389)	23,574

Cash, beginning of period	33,963	-

Cash, end of period	$ 23,574	$ 23,574

Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$ -	$ -
Interest	$ -	$ -

The accompanying notes are an integral part of these financial statements

KORE RESOURCES, INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2013

(Unaudited)

NOTE 1 ORGANIZATION AND BASIS OF PRESENTATION

Kore Resources, Inc. (the "Company") was incorporated in the State of Nevada on January 6, 2012. The Company was organized to develop and explore mineral properties in the State of Nevada.

These financial statements and related notes are presented in accordance withgenerally accepted accounting principles in the United States and are expressed in United States (US) dollars. The Company has not produced any revenue from its principal business and is an exploration stage company.

NOTE 2 SIGNIFICANT ACCOUNTING POLICIES

Basis of Preparation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”) for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information required by GAAP for complete annual financial statement presentation.

In the opinion of management, all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of the results of operations have been included in the accompanying unaudited condensed consolidated financial statements.  Operating results for the three-month period ended March 31, 2013, are not necessarily indicative of the results to be expected for other interim periods or for the full year then ended December 31, 2013.  These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and accompanying notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities Exchange Commission.

Cash and Cash Equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents. As of March 31, 2013 and December 31, 2012, there were no cash equivalents.

Use of Estimates

The preparation of financial statements are in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.\

KORE RESOURCES, INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2013

(Unaudited)

Impairment of Long Lived Assets

The Company tests its assets for recoverability whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable, which includes comparing the carrying amount of a long-lived asset to the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. An impairment loss would be measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value. For the Company's mining claims, this test includes examining the discounted and undiscounted cash flows associated with value beyond proven and probable reserves, in determining whether the mining claim is impaired.

Start-up Expenses

The Company expenses costs associated with start-up activities as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from inception on January 6, 2012 to March 31, 2013.

Mining Interests and Exploration Expenditures

Exploration costs are expensed in the period in which they occur. The Company capitalizes costs for acquiring and leasing mineral properties and expenses costs to maintain mineral rights as incurred. Should a property reach the production stage, these capitalized costs would be amortized using the units-of-production method on the basis of periodic estimates of ore reserves. Mineral interests are periodically assessed for impairment of value, and any subsequent losses are charged to operations at the time of impairment. If a property is abandoned or sold, its capitalized costs are charged to operations

Income Taxes

The Company utilizes FASB ACS 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.  The accounting guidance for uncertainties in income tax prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The Company recognizes a tax benefit from an uncertain tax position in the financial statements only when it is more likely than not that the position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits and a consideration of the relevant taxing authority’s widely understood administrative practices and precedents.

KORE RESOURCES, INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2013

(Unaudited)

Interest and penalties on tax deficiencies are recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

We have implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.  We adopted the provisions of ASC 740 and have analyzed filing positions in United States jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions.  We have identified the United States as our "major" tax jurisdiction.  Generally, we remain subject to United States examination of our income tax returns.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.  FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-

Level 1:  Quoted prices in active markets for identical assets or liabilities

-

Level 2:  Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

 Net loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share, for the period presented.  ASC 260 requires presentation of basic earnings per share and diluted earnings per share.  Basic income (loss) per share (“Basic EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share (“Diluted EPS”) is similarly calculated. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. As ofMarch 31, 2013 and 2012, there were no potentially dilutive securities.

KORE RESOURCES, INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2013

(Unaudited)

The following is a reconciliation of the numerators and denominators of the basic and diluted loss per share computations for the three months ended March 31, 2013:

2013

Numerator:

Basic and diluted net loss per share:

Net Loss

         $ (15,426)

Denominator:

Basic and diluted weighted average

number of shares outstanding

         11,000,000

Basic and Diluted Net Loss Per Share:

$ (0.00)

Revenue Recognition

The Company's revenue recognition policies are in compliance with ASC 605-13 (Staff accounting bulletin (SAB) 104). Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.  There were no sales in the year ended March 31, 2013.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies.  Due to the tentative and preliminary nature of those proposed standards, the Company’s management has not determined whether implementation of such standards would be material to its financial statements.

This update defers only those changes in update 2011-05 that relate to the presentation of reclassification adjustments. All other requirements in update 2011-05 are not affected by this update, including the requirement to report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements.

ASU No. 2011-05 and 2011-12 are effective for fiscal years (including interim periods) beginning after December 15, 2011. The Company does not expect this guidance to have a significant impact on its consolidated financial position, results of operations or cash flows.

In December 2011, the FASB issued ASU No. 2011-11, "Disclosures about Offsetting Assets and Liabilities." The amendments in this update require enhanced disclosures around financial instruments and derivative instruments that are either (1) offset in accordance with either ASC 210-20-45 or ASC 815-10-45 or (2) subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset in accordance with either ASC 210-20-45 or ASC 815-10-45.

An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented. The amendments are effective during interim and annual periods beginning on or after January 1, 2013. The Company does not expect this guidance to have any impact on its consolidated financial position, results of operations or cash flows.

KORE RESOURCES, INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2013

                                                              (Unaudited)

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies.  Due to the tentative and preliminary nature of those proposed standards, the Company’s management has not determined whether implementation of such standards would be material to its financial statements.

NOTE 3	GOING CONCERN

The Company has sustained operating losses since inception. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management is endeavoring to begin principal revenue generating operations however, may not be able to do so within the next fiscal year.  Management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity securities, which may not be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to continue our exploration stage business as desired and operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced and the new equity securities may have rights, preferences or privileges senior to those of the holders of our common stock.

NOTE 4	EXPLORATION STAGE COMPANY

The Company is considered an exploration stage company, with no operating revenues during the period presented.

The Company is required to report its operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.  Management has defined inception as January 6, 2012. Since inception, the Company has incurred an operating loss of $15,426. The Company’s working capital has been generated through the sales of common stock.  Management has provided financial data since January 31, 2012, “Inception” in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions. The date of Inception is assigned as the date of incorporation, used for convenience as it is near the date of entering into a mineral lease.

KORE RESOURCES, INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2013

(Unaudited)

NOTE 5                      INCOME TAXES

No provision was made for federal income tax for three months ended March 31, 2013 and the period ended December 31, 2012, since the Company had net operating losses.

The Company has available a net operating loss carry-forward of approximately $15,426, which begins to expire in 2029 unless utilized beforehand. Net operating loss carry forwards may be used to reduce taxable income through the year 2032. The availability of the Company’s net operating loss carry forwards are subject to limitation if there is a 50% or more  change in the ownership of the Company’s stock. The Company generated a deferred tax asset of approximately $5,245 through the net operating loss carry-forward.  However, a 100% valuation allowance of $5,245 has been established.

NOTE 6

STOCKHOLDERS’ EQUITY

The company issued the following common shares:

During January 2012 the Company received $56,000 for common stock subscriptions. 6,000,000 of these shares were subscribed for by the officers and Directors of the Company at $.001 per share. The remaining 5,000,000 shares were subscribed for by third parties at $.01 per share.

NOTE 7                       MINERAL LEASES AND CLAIMS

On December 24, 2012, the Company entered into a purchase agreement with Claremont Nevada Mines LLC to purchase 44 claims In Mineral County Nevada known as the CPG Prospect. The Company has subsequently paid to Claremont a total of $17,000 towards the purchase of the CPG prospect.

NOTE 8

COMMITMENTS AND CONTINGENCIES

The Company has the following financial commitments as of March 31, 2013 pursuant to the mineral lease entered into on December 24, 2012:

On or before December 31, 2013 (Year 1):

The Lessee shall incur Expenditures of  $7,500 USD on the property.

On or before December 31, 2014 (Year 2):

The Lessee shall pay $35,000 USD to the Vendor; and

The Lessee shall incur Expenditures of $15,000 USD on the Property in addition to the expenditures..

 On or before December 31, 2015 (Year 3):

The Lessee shall pay $35,000 USD to the Vendor; and

The Lessee shall incur Expenditures of $50,000 USD on the Property .

KORE RESOURCES, INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2013

                              (Unaudited)

On or before December 31, 2016 (Year 4):

The Lessee shall pay $40,000 USD to the Vendor; and

The Lessee shall incur Expenditures of $100,000 USD on the Property.

On or before December 31, 2017 (Year 5):

The Lessee shall pay $45,000 USD to the Vendor; and

The Lessee shall incur Expenditures of $100,000 USD on the Property.

When the Lessee has paid the Vendor the foregoing payments and has incurred the foregoing Expenditures, the Lessee shall be entitled to acquire an undivided 100% right, title and interest in and to the Property with the full right and authority to equip the Property for production and operate the Property as a mine subject to the rights of the Vendor to receive the Net Smelter Royalty.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception on January 6, 2012, there were no disagreements with our accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. In addition, there were no reportable events as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-X that occurred within our most recent fiscal year and the subsequent interim periods.

Dealer Prospectus Delivery Obligation

Until [180 days + effective date], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

Part II-Information Not Required in the Prospectus

Indemnification of Directors and Officers

As permitted by Nevada law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of us, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Nevada, our Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Disclosure of Commission position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

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Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

SEC Registration Fee	13.64
Legal Fees and Expenses	5,000
Accounting Fees and Expenses	500
Auditor Fees and Expenses	9,500
Electronic Filing Fees	3,500
Transfer Agent Fees	600
Total	$19,113.64

All amounts are estimates. We are paying all expenses listed above. None of the above expenses of issuance and distribution will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

As of May 23, 2013 we have sold 11,000,000 shares of unregistered securities. All of these shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and were sold to Korean residents.

The shares include the following:

1.

we issued 6,000,000 shares of common stock at a price of $0.001 per share for cash proceeds of $6,000 received from our Directors on January 25, 2012;

2.

we issued 5,000,000 shares of common stock at a price of $0.01 per share for cash proceeds of $50,000 to  non-affiliate foreign residents between January 25, 2012 and March 31, 2012.

With respect to all of the above offerings, we completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the common stock was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The subscription agreement executed between us and the investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investor agreed by execution of the subscription agreement for the common stock: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and

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 (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Exhibits

* Previously filed

Exhibit Number	Description
3.1	Articles of Incorporation *
3.2	By-Laws *
4.1	Form of Subscription Agreement *
5.1	Opinion and Consent of Attorney Jill Arlene Robbins
10.1	Property Agreement *
14.1	Financial Code of Ethics *
23.1	Consent of Independent Auditor
23.2	Consent of Claremont Nevada Mines, LLC*.
23.3	Consent of Attorney Jill Arlene Robbins(See Exhibit 5.1)

Undertakings

The undersigned registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b) Reflect in our prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease if the securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) 230.424(b) of this chapter if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c) Include any additional or changed material information on the plan of distribution.

2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under that Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against the public policy as expressed in the Securities Act, and a will be governed by the final adjudication of such issue.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first

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Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Seoul, Korea on May 23, 2013.

Kore Resources, Inc.

By:

/s/ Young Ju Yi
Young Ju Yi
Director, President, Principal Financial Officer and Principal Financial Officer

/s/Woo Jong Yoo
Director, Secretary, Treasurer, Principal Accounting Officer

In accordance with the requirements of Securities Act of 1933, this registration statement was signed by the following persons in the capacities and the dates stated:

/s/ Young Ju Yi

Young Ju Yi
Director, President, Principal Executive Officer and Principal Financial Officer

/s/Woo Jong YooWoo Jong Yoo
Director, Secretary, Treasurer, Principal Accounting Officer

May 23, 2013